                                                                   EXHIBIT 10.18



                            DAIN RAUSCHER CORPORATION
                  EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT


                  THIS AGREEMENT is made as of this 5th day of April, 1999, by and between Dain Rauscher Corporation, a Delaware corporation ("Dain Rauscher"), and Irving Weiser ("Employee").

                  WITNESSETH, THAT:

                  WHEREAS, Dain Rauscher wishes to grant this stock option to Employee pursuant to its 1996 Stock Incentive Plan (as it may be amended from time to time, the "Plan").

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                  1.       Grant of Option

                  Dain Rauscher hereby grants to Employee, on the date set forth above, the right and option (hereinafter called "this option") to purchase all or any part of an aggregate of 115,000 shares of Common Stock, par value $0.125 per share, at the price of $50.00 per share on the terms and conditions set forth herein. This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2.       Duration and Exercisability

                  (a) This option shall in all events terminate ten (10) years after the date of grant. Subject to the other terms and conditions set forth herein, this option may be exercised by Employee in cumulative installments as follows:

                                                                Cumulative percentage
                           On or after each of                  of shares as to which
                           the following dates:                 option is exercisable:
                           --------------------                 ----------------------

                           April 5, 2002                               33 1/3%
                           April 5, 2003                               66 2/3%
                           April 5, 2004                                  100%

                  (b) During the lifetime of Employee, this option shall be exercisable only by Employee, or, in the event Employee is disabled within the meaning of Code Section 22(e)(3), the personal respresentative(s) or guardian(s) of Employee. This option shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

                  3.       Effect of Termination of Employment

                  (a) In the event that Employee shall cease to be employed by Dain Rauscher or its subsidiaries for any reason other than Employee's gross and willful misconduct, Employee's death or disability, or Employee's retirement (as provided in paragraphs (b), (c) and (d) of this Section 3, respectively), Employee shall have the right to exercise this option at any time within ninety
(90) days after such termination of employment to the extent of the full number of shares Employee was entitled to purchase under this option on the date of termination, subject to the condition that this option shall not be exercisable after the expiration of its term.

                  (b) In the event that Employee shall cease to be employed by Dain Rauscher or its subsidiaries by reason of Employee's gross and willful misconduct during the course of employment, including, but not limited to, the wrongful appropriation of funds or the commission of a gross misdemeanor or felony, this option shall be terminated as of the date of the misconduct.

                  (c) If Employee shall die while in the employ of Dain Rauscher or its subsidiaries or if Employee shall become disabled within the meaning of Code Section 22(e)(3) while in the employ of Dain Rauscher or its subsidiaries and Employee shall not have fully exercised this option, this option may be exercised at any time within twelve (12) months after Employee's death or disability by the personal representative(s), administrator(s), or, if applicable, guardian(s) of Employee or by any person or persons to whom this option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares then subject to this option on the date of death or disability (i.e., the vesting of all shares which have not vested pursuant to paragraph (a) of Section 2 hereof shall be accelerated to such date) and subject to the condition that this option shall not be exercisable after the expiration of its term.

                  (d) If Employee shall cease to be employed by Dain Rauscher or its subsidiaries (i) for any reason other than Employee's gross and willful misconduct or Employee's death or disability (as provided in paragraphs
(b) and (c) of this Section 3, respectively), (ii) at a time when Employee shall not have fully exercised this option and (iii) at a time when Employee has been employed by Dain Rauscher or its subsidiaries for a period of at least ten (10) years and has attained the age of 50 or greater, this option may be exercised by Employee at any time on or prior to the earlier of the fifth anniversary of the date Employee ceased to be employed by Dain Rauscher or its subsidiaries or the expiration of the term of this option (the period ending as of the earlier of such dates being referred to hereinafter as the "post-retirement extended exercise period") to the extent of the full number of shares Employee shall be entitled to purchase under this option on the date Employee ceases to be employed by Dain Rauscher; subject, however, to the conditions that, during such post-retirement extended exercise period, Employee shall not (x) breach any of the terms of Section 4 hereof, or (y) act in any manner determined by the committee or subcommittee of Dain Rauscher's Board of Directors administering the Plan to be adverse to the interests of Dain Rauscher or its subsidiaries. If at any time during such post-retirement extended exercise period Employee shall cease to satisfy the conditions described in the preceding proviso, Employee's right to exercise this option pursuant to this Section 3(d) shall terminate immediately and Employee shall thereafter only be entitled to exercise this option in accordance with paragraph (a) of this Section 3.

                  4.       Certain Covenants.

                  (a) Noncompetition. Employee agrees that, during the post-retirement extended exercise period, Employee will not, directly or indirectly, anywhere in the United States, in any manner, whether as an advisor, principal, agent, partner, officer, director, stockholder (except, as a passive investment, being a beneficial holder of up to 1% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market), employee, independent contractor, consultant, or otherwise of any registered broker-dealer, financial services institution or other entity, perform any services for or otherwise participate, directly or indirectly, in any business in which Dain Rauscher or any of its subsidiaries or affiliates is or may become engaged between the date hereof and the date of Employee's termination of employment pursuant to Section 3(d) hereof, including without limitation, the retail or institutional securities brokerage business; the equity or fixed income capital markets businesses; the provisions of asset management or financial or investment advisory services; and the correspondent clearing businesses.

                  (b) Nonsolicitation. Employee agrees that, during the post-retirement extended exercise period, Employee will not, directly or indirectly, in any manner solicit, assist or engage any person employed by Dain Rauscher to leave the employ of Dain Rauscher or recruit, make an offer of employment to or hire any person employed by Dain Rauscher.

                  (c) Confidentiality. Except as otherwise required by law or court order, Employee agrees that Employee will not, at any time while employed by Dain Rauscher or any of its subsidiaries or thereafter, divulge or otherwise make accessible to anyone or use for any purpose any confidential or sensitive knowledge or information concerning Dain Rauscher, any of its officers, directors, employees or agents or its business, customers, strategic plans, financial condition or profitability obtained through the performance of Employee's job responsibilities or during the course of Employee's employment.

                           Employee further agrees that, except as otherwise
required under law or court order, Employee will not at any time divulge or otherwise make accessible to anyone (other than Employee's immediate family and any tax, financial and/or other professional advisors Employee consults regarding Employee's personal financial affairs) the terms of this Agreement, except that Employee may disclose the terms of the noncompetition, nonsolicitation, and cooperation covenants contained herein to future or potential employers or others with a need to know such information.

                  (d) Cooperation. Employee agrees that Employee will cooperate with Dain Rauscher with respect to any claims, actions or proceedings brought or threatened to be brought against Dain Rauscher or any of its officers, directors, employees, agents, successors or assigns that relate to Employee's employment or any transactions, decisions or actions in which Employee was involved while an employee or officer of Dain Rauscher. Employee agrees to be available upon reasonable notice and at mutually agreeable times to discuss issues or to review documents with representatives of Dain Rauscher, and to appear without subpoena for deposition or testimony at the request of Dain Rauscher in connection with any legal or regulatory proceeding. Dain Rauscher will pay Employee's reasonable expenses in connection with Employee's cooperation requested under this agreement, including reasonable out-of-pocket travel expenses or documented lost wages Employee incurs.

                  (e) Reasonableness of Restrictions. Employee agrees that the foregoing covenants and limitations on Employee's post-retirement activities are reasonable and appropriate under the circumstances, and that forfeiture of unvested options for violation of any of the foregoing covenants is a reasonable and appropriate remedy.

                  (f) Severability. To the extent any provision of this Agreement shall be determined to be invalid or unenforceable in any jurisdiction, such provision shall be deemed to be deleted from this Agreement as to such jurisdiction only, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, Employee expressly agrees that should the duration of, geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law in a given jurisdiction, then such provision, as to such jurisdiction only, shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. Employee acknowledges that uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law in each applicable jurisdiction.

                  5.       Manner of Exercise

                  (a) This option can be exercised only by Employee or other proper party by delivering within the option period written notice to Dain Rauscher at its principal office. The notice shall state the number of shares as to which this option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

                  (b) Employee may pay the option price (i) by check (bank check, certified check or personal check) or (ii) with the approval of Dain Rauscher, by delivering to Dain Rauscher for cancellation shares of Dain Rauscher's Common Stock having a Fair Market Value (as defined in the Plan) on the date of exercise equal to the option price; provided, however, that Employee shall not be entitled to tender shares of Dain Rauscher's Common Stock pursuant to successive, substantially simultaneous exercises of this option or any other stock option of Dain Rauscher.

                  6.       Acceleration of Exercisability Upon Change in Control

                  Notwithstanding any installment or delayed exercise provision contained in this Agreement, this option may be exercised in full immediately at or anytime after the occurrence of a "Change in Control" (as hereinafter defined). For purposes hereof, the following terms shall have the definitions set forth below:


                  (a)      "Change in Control" shall mean:

                        (i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than Dain Rauscher or any of its subsidiaries, or the Dain Rauscher Retirement Plan or any other employee benefit plan of Dain Rauscher or any of its subsidiaries, or any entity holding shares of Dain Rauscher's Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange
                        Act) of 35% or more of the combined voting power of Dain Rauscher's then outstanding voting securities in a transaction or series of transactions;

                        (ii) the Continuing Directors cease to constitute a majority of Dain Rauscher's Board of Directors;

                        (iii) the shareholders of Dain Rauscher approve (1) any consolidation or merger of Dain Rauscher in which Dain Rauscher is not the continuing or surviving corporation or pursuant to which shares of Dain Rauscher's stock would be converted into cash, securities or other property, other than a merger of Dain Rauscher in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Dain Rauscher; or (3) any plan of liquidation or dissolution of Dain Rauscher; or

                        (iv) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of Dain Rauscher.

                  (b) "Continuing Director" shall mean any person who is a member of the Board of Directors of Dain Rauscher, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors on the date of this Agreement or (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this paragraph (b), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Dain Rauscher representing 35% or more of the combined voting power of Dain Rauscher's then outstanding securities, but shall not include Dain Rauscher, any subsidiary of Dain Rauscher or any employee benefit plan of Dain Rauscher or of any subsidiary of Dain Rauscher or any entity holding shares of Dain Rauscher's Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  (c) If a Change in Control shall occur, then the Board of Directors or the Committee (if authority is delegated by the Board of Directors), in its sole discretion, and without the consent of Employee, may determine that Employee shall receive, with respect to some or all of the shares of Common Stock subject to this option, as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of this option.

                  7.       Miscellaneous

                  (a) This option is issued pursuant to the Plan, and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of Dain Rauscher.

                  (b) This Agreement shall not confer on Employee any right with respect to continuance of employment by Dain Rauscher or any of its subsidiaries, nor will it interfere in any way with the right of Dain Rauscher to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Employee upon exercise of this option.

                  (c) The exercise of all or any part of this option shall only be effective at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

                  (d) If Employee exercises all or any portion of this option subsequent to any change in the number or character of the outstanding shares of Dain Rauscher's Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), Employee shall then receive for the aggregate price paid by Employee on such exercise of this option, the number and type of securities or other consideration which Employee would have received if such option had been exercised prior to the event changing the number or character of outstanding shares.

                  (e) Dain Rauscher shall at all times during the term of this option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

                  (f) In order to provide Dain Rauscher with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee. Employee may elect to satisfy his federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with the rules of the Committee, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with the rules of the Committee.

                  (g) This option shall be governed by the internal laws of the State of Delaware, without regard to any conflict of laws principles.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                  DAIN RAUSCHER CORPORATION


                                  By____________________________________



                                  _____________________________________
                                  Irving Weiser